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                                                                    EXHIBIT 4.13


                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT



         AMENDMENT NO. 1, dated as of March 9, 2001 (this "Amendment"), between CANADIAN IMPERIAL HOLDINGS INC., a Delaware corporation (the "Investor"), and ASM INTERNATIONAL N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company").

         The Investor and the Company are parties to a Registration Rights Agreement, dated as of July 6, 2000 (as amended, supplemented, restated or modified from time to time, the "Agreement"), providing, subject to the terms and conditions thereof, for the registration of certain shares of common stock by the Company for purchase by the Investor. The Investor and the Company wish to modify the Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Agreement are used herein as defined therein.

         Section 2. Amendment. Subject to the satisfaction of the condition precedent specified in Section 4 below, but effective as of the date hereof, the Agreement shall be amended as follows:

         2.01. The first Whereas clause of the Agreement shall be amended in its entirety to read as follows:

                  "WHEREAS, pursuant to that certain Equity Line Financing Agreement by and between the Company and the Investor (the 'Agreement'), the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue to the Investor, and, subject to the terms and conditions thereof, the Investor shall purchase from the Company, from time to time as provided in the Agreement, shares of the Company's common stock, par value Nlg. 0.01 per share (the 'Common Stock'), for a maximum aggregate purchase price equal to the Maximum Offering Amount as defined in the Agreement (the Common Stock to be purchased thereunder, the 'Common Stock')";

         2.02. Section 2(a) of the Agreement shall be amended in its entirety to read as follows:

                  "(a) Subject to the terms and conditions of this Rights Agreement, the Company shall file with the Commission (i) no later than March 9, 2001, an appropriate registration statement on Form F-3 (or any successor or other appropriate form) under the Securities Act for the registration of the Common Stock (the 'Registration Statement') which Registration Statement shall have been declared effective by the Commission no later than April 23, 2001. Furthermore, at the time of filing of the Registration Statement, the Company shall file (A) such blue sky filings as shall have been requested by the Investor; and (B) any required filings with the National Association of Securities Dealers, Inc. or exchange or market where the Common Stock is traded. The Company shall use its best efforts to have all filings declared effective as promptly as practicable."

         2.03. Section 2(b) of the Agreement shall be amended in its entirety to read as follows:

                  "(b) (i) If the Company (A) fails to file the Registration Statement complying with the requirements of this Rights Agreement by March 9, 2001 or if the Registration Statement has not become effective on or before April 23, 2001, the Investor shall have, in addition to and without limiting any other rights it may have at law, in equity or under the Agreement, or this Rights Agreement (including the right to specific performance),
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         the right to receive, as liquidated damages, the payments as provided in subparagraph (ii) of this section.

                       (ii) In the event the Registration Statement is not deemed effective on or before April 23, 2001, the Company shall pay to the Investor an amount equal to: (A) 0.75% of the Loan Amount per month (on a pro-rated basis) if the Registration Statement becomes effective anytime between April 23, 2001 and June 7, 2001 and (B) 1.0% of the Loan Amount per month (on a pro-rated basis) if the Registration Statement becomes effective anytime after June 7, 2001."

         Section 3. Conditions Precedent. As provided in Section 2 above, the amendments to the Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment by the Investor and the Company.

         Section 4. Miscellaneous. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                          ASM INTERNATIONAL N.V.



                                          By_________________________________

                                          Name:  ____________________________

                                          Title: ____________________________



                                          CANADIAN IMPERIAL HOLDINGS INC.



                                          By_________________________________
                                               Paul Flynn
                                               Executive Director


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